UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

NCR ATLEOS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-41728

Maryland	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 16, 2023, NCR Atleos Corporation, a Maryland corporation (the “Company” or “Atleos”), entered into definitive agreements with NCR Voyix Corporation, a Maryland corporation, which was previously known as NCR Corporation (“Voyix”), the parent and owner of all of the Company’s issued and outstanding common stock at that time. The definitive agreements were entered into in connection with Voyix’s previously announced plan to separate into two independent, publicly-traded companies, in a transaction in which Voyix will retain its Retail, Hospitality and Digital Banking businesses and spin off its Self-Service Banking, Payments & Network and Telecommunications and Technology businesses to Voyix’s common stockholders (the “Spin-Off”). The definitive agreements entered into between the Company and Voyix in connection with the Spin-Off set forth the terms and conditions of the Spin-Off and provide a framework for the Company’s relationship with Voyix following the Spin-Off, including the allocation between Voyix and the Company of Voyix’s and the Company’s assets, liabilities and obligations attributable to periods prior to, at and after the Spin-Off. These agreements include the Separation and Distribution Agreement (as described below), which contains certain key provisions related to the Spin-Off, as well as a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, a Patent and Technology Cross-License Agreement, a Trademark License and Use Agreement, a Master Services Agreement and a Manufacturing Services Agreement (each, as described below) (collectively, the “Separation Agreements”).

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the Company’s agreement with Voyix regarding the principal transactions necessary to separate the Company from Voyix. It also sets forth other agreements that govern certain aspects of the Company’s relationship with Voyix after the completion of the Distribution (as defined below).

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies assets transferred, liabilities assumed and contracts assigned to each of the Company and Voyix as part of the reorganization of Voyix. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All assets constituting “Company Assets” will be retained by or transferred to the Company or one of the Company’s subsidiaries. Company Assets consist of, among other things, assets primarily related to the Company business, all rights, claims, causes of action and credits to the extent related to any assets or liabilities allocated to the Company, certain owned and leased real properties designated as Company Assets and certain subsidiaries of Voyix. All other assets of Voyix that are not Company Assets will be retained by or transferred to Voyix. These retained assets include, among others, certain owned and leased real property, certain equity interests in certain investments and all rights, claims, causes of action and credits to the extent relating to any assets or liabilities allocated to Voyix. The Company shall be entitled to retain a maximum of $436.3 million of cash and cash equivalents at the time of the Distribution (subject to an obligation pursuant to the Employee Matters Agreement to make a $136.3 million contribution to the U.S. pension plan following the Distribution), and will be required to repay any amounts it retains in excess thereof to Voyix following the Distribution. In the event that the Company’s cash and cash equivalents balance is less than $386.3 million (the “Cash Floor”) at the time of the Distribution, Voyix shall make a cash payment to the Company equal to the difference between the Company’s cash and cash equivalents balance at the time of the Distribution and the Cash Floor. In addition, in the event that Voyix’s cash and cash equivalents balance is greater than $250 million at the time of the Distribution (less any amounts paid by Voyix pursuant to the preceding sentence), Voyix will be required to make a payment to the Company for fifty percent (50%) of every dollar above such threshold, up to a maximum of $25 million; provided, that, at no time will Voyix make additional payments to the Company which will result in it receiving more than $411.3 million in the aggregate between the amounts it holds at the time of the Distribution and amounts paid to it by Voyix pursuant to this obligation.

•

Voyix will transfer to the Company, and the Company will assume, certain liabilities, whether accrued or contingent, and whether arising prior to, at or after the Distribution, including, among others, all liabilities to the extent relating to the Company business and/or the Company Assets, 50% of certain shared environmental liabilities arising from conduct prior to the Distribution if Voyix’s annual costs with respect thereto exceed $15 million, 50% of all liabilities of a divested or discontinued business that was divested or discontinued prior to the Distribution and liabilities relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including the Registration Statement on Form 10 and the Information Statement (each, as defined below)). Voyix will retain all other liabilities, including, among others, 50% of all liabilities of a divested or discontinued business that was divested or discontinued prior to the Distribution, the first $15 million of annual costs incurred in connection with certain shared environmental liabilities arising from conduct prior to the Distribution and 50% of any such costs thereafter, and all indemnification obligations to current and former Voyix directors and officers.

•

Except as otherwise provided in the Separation and Distribution Agreement, in any ancillary agreement, or otherwise agreed between the Company and Voyix, Voyix will be responsible for all costs and expenses incurred on or prior to the Distribution by Voyix or the Company in connection with the Spin-Off transaction (including, without limitation, costs and expenses relating to legal counsel, financial advisors, and accounting advisory work related to the separation) and that remain unpaid as of the Distribution, other than costs arising in connection with the financing transactions for the Company’s indebtedness.

The allocation of liabilities with respect to taxes, except for payroll taxes and reporting and other tax matters expressly covered by the Employee Matters Agreement, are solely covered by the Tax Matters Agreement.

Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets are transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained, and that any requirements of laws or judgments are not complied with.

Releases and Indemnifications. Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party releases and forever discharges the other party and its subsidiaries and affiliates from all liabilities existing or arising from or relating to any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution, whether or not known as of the Distribution, including in connection with the transactions and all other activities to implement the separation or the Distribution. The releases will not extend to obligations or liabilities under any agreement between the parties that is not to terminate as of the Distribution. In addition, the Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of the Company’s business with the Company and financial responsibility for the obligations and liabilities of Voyix’s business with Voyix. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend, and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees, and agents for any losses arising out of or otherwise in connection with:

•	the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement;

•

the failure of a party to pay, perform or otherwise promptly discharge any liability assumed or retained pursuant to the Separation and Distribution Agreement in accordance with their respective terms; and

•	any breach by such party, following the Spin-Off, of the Separation and Distribution Agreement or certain ancillary agreements.

Each party’s aforementioned indemnification obligations are uncapped; provided that the amount of each party’s indemnification obligations are subject to reduction by any insurance proceeds (net of premium increases) received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes are governed solely by the Tax Matters Agreement.

Legal Matters. Except as otherwise set forth in the Separation and Distribution Agreement (or as further described below), each party to the Separation and Distribution Agreement will assume the liability for, and control of, all pending, threatened and future legal matters related to its own business or assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters. The Separation and Distribution Agreement will further describe certain shared environmental liabilities, of which, notwithstanding the Company’s obligations to pay its portion of these shared liabilities, Voyix shall assume defense and responsibility for performing all remedial actions, subject to certain specified exceptions.

Non-Compete. The Separation and Distribution Agreement will include certain noncompetition obligations with respect to each of the Company and Voyix, prohibiting them from engaging in certain future business and activities that relate to the business of the other party. Specifically, and subject to certain exceptions, for a period of three (3) years following the date of the Distribution, each of Voyix and the Company will not directly or indirectly own, invest in, operate, manage, control, participate or engage in the business as conducted by the other party immediately following the Spin-Off, provided that the Company shall be prohibited from providing certain installation and maintenance services for a further two (2) year period.

Dispute Resolution. Subject to certain exceptions, if a dispute arises with Voyix arising out of, in connection with, or in relation to the Separation and Distribution Agreement or any ancillary agreement or the transactions contemplated thereby, such other representatives as the parties may designate will negotiate to resolve any disputes for a period of forty-five (45) days, which may be extended by mutual written consent. If the parties do not resolve the dispute and the period is not extended, the chief executive officers of the parties will negotiate for a reasonable period of time, not to extend beyond sixty (60) days from the end of the forty-five (45) day period, unless otherwise agreed to by the parties in writing. If the parties are unable to resolve the dispute in this manner, either party may demand that the dispute be submitted to arbitration administered by JAMS for final determination. The dispute will be exclusively and finally determined by arbitration by, for any dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive or other equitable relief, a panel of three arbitrators and all other disputes shall be conducted by a sole arbitrator. In certain cases, an emergency arbitrator appointed pursuant to JAMS’ rules may make decisions, subject to final determination by the appropriate arbitrator.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation and Distribution Agreement include access to information, confidentiality, treatment of shared contracts, transfers to be completed following the Distribution and the receipt of any related third-party consents, access to insurance policies and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

On October 16, 2023, the Company and Voyix entered into a Transition Services Agreement that governs the services to be provided by the parties for a limited period of time to facilitate their transition to standalone businesses. The charges for such services are generally intended to allow the service provider to recover all of its direct and indirect costs, generally without profit. The services to be provided are principally set forth in one or more schedules attached to the Transition Services Agreement, and include information technology, human resources, payroll, tax and real estate-related services, among others. All services to be provided under the Transition Services Agreement will be provided for a specified period of time depending on the type and scope of the services to be provided, with the term for such services to be no longer than twenty-four (24) months and will include services being provided by both parties currently that the Company and Voyix will need to continue receiving following the Spin-Off to operate their respective businesses.

The foregoing description of the Transition Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Tax Matters Agreement

On October 16, 2023, the Company and Voyix entered into a Tax Matters Agreement which, among other things, governs the Company’s and Voyix’s respective rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution or certain related transactions fail to qualify as transactions that are tax-free for U.S. federal income tax purposes (other than any cash that Voyix shareholders receive in lieu of fractional shares). A summary of certain important terms and conditions of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions-Material Agreements with NCR-Tax Matters Agreement” in the Company’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2023. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tax Matters Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.

Employee Matters Agreement

On October 16, 2023, the Company and Voyix entered into an Employee Matters Agreement which allocates liabilities and responsibilities between the parties relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company. The Employee Matters Agreement also governs the equitable adjustments being made in connection with the Spin-Off to equity-based awards granted by Voyix prior to the separation. The Employee Matters Agreement requires that the Company contribute $136.3 million to the Company’s U.S. pension plan within sixty (60) days of the Distribution Date (as defined below). A summary of certain important terms and conditions of the Employee Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions-Material Agreements with NCR-Employee Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employee Matters Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated into this Item 1.01 by reference.

Patent and Technology Cross-License Agreement

On October 16, 2023, the Company and Voyix entered into a Patent and Technology Cross-License Agreement, which sets forth the terms and conditions pursuant to which each party and its affiliates are licensed under the patents and have the right to use the technology of the other party and its affiliates. A summary of certain important terms and conditions of the Patent and Technology Cross-License Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions-Material Agreements with NCR-Patent and Technology Cross-License Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Patent and Technology Cross-License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Patent and Technology Cross-License Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated into this Item 1.01 by reference.

Trademark License and Use Agreement

On October 16, 2023, the Company and Voyix entered into a Trademark License and Use Agreement, which sets forth the terms and conditions pursuant to which the Company and its affiliates are licensed to use certain trademarks of Voyix and its affiliates, including certain Voyix trademarks using the term “NCR,” for specified uses necessary to carry out their business. The license is non-exclusive with respect to certain of the licensed trademarks and exclusive with respect to other licensed trademarks. The license is also non-transferable (except as provided below), sublicensable (as provided below), fully paid-up (without the obligation to pay any royalties), and worldwide. The Company and its affiliates will have the right to assign their license rights to a successor that acquires all or substantially all of the Company and its affiliates’ assets or equity. In the event that the Company or its affiliates sell or otherwise dispose of certain businesses or product-, service-, or solution-lines, the acquirer thereof shall cease all use of the licensed trademarks within a specified period after the acquisition. The Company and its affiliates will have the right to sublicense their rights for purposes of supporting their businesses. The license or portions thereof may be terminated by the Company or Voyix in the event of: (i) certain material breaches; or (ii) non-use of one or more licensed trademarks for a specified period of time by the other party.

The foregoing description of the Trademark License and Use Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trademark License and Use Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated into this Item 1.01 by reference.

Master Services Agreement

On October 16, 2023, Cardtronics USA, Inc, a Delaware corporation (“Cardtronics”) and subsidiary of the Company, entered into a Master Services Agreement with Voyix, pursuant to which Voyix or Cardtronics or their subsidiaries will provide services to one another following the Spin-Off. Subject to certain termination rights, the agreement will be for a period of three (3) years with successive twelve (12) month auto-renewals, unless one party provides notice of nonrenewal to the other within the appropriate timeframe required by the agreement. A summary of certain important terms and conditions of the Master Services Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions-Material Agreements with NCR-Certain Commercial Agreements” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Master Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Services Agreement, a copy of which is filed as Exhibit 10.6 hereto and is incorporated into this Item 1.01 by reference.

Manufacturing Services Agreement

On October 16, 2023, NCR Corporation India Private Limited, an Indian company (“NCR India”) and subsidiary of the Company, entered into a Manufacturing Services Agreement with Voyix, (the “Manufacturing Agreement”), pursuant to which NCR India and certain of its subsidiaries will continue to produce self check outs (“SCOs”) and other specified Voyix products at the Company’s Chennai, India manufacturing site. The Manufacturing Agreement will be for a fixed term of five (5) years, after which it will expire. The Manufacturing Agreement may not be terminated except for a party’s uncured material breach or a party’s insolvency. A summary of certain important terms and conditions of the Manufacturing Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions-Material Agreements with NCR-Certain Commercial Agreements” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Manufacturing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Manufacturing Agreement, a copy of which is filed as Exhibit 10.7 hereto and is incorporated into this Item 1.01 by reference.

Indenture

On October 16, 2023, NCR Atleos Escrow Corporation, a Maryland corporation (the “Escrow Issuer”) and wholly-owned subsidiary of the Company merged with and into the Company with the Company surviving the merger (the “Escrow Merger”). As a result of the Escrow Merger, and by executing a supplemental indenture, the Company assumed the obligations of the Escrow Issuer under the $1,350 million aggregate principal amount of 9.500% senior secured notes due 2029, which are described in the Company’s Current Report on Form 8-K filed on September 28, 2023.

Credit Agreement

On September 27, 2023, the Company entered into a credit agreement (the “Credit Agreement”) with the Escrow Issuer, subsidiaries of the Company that may become party thereto as foreign borrowers (if any), the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). By virtue of the Escrow Merger, the Company assumed the obligations of the Escrow Issuer under the Credit Agreement providing for $2,085 million aggregate principal amount of senior secured credit facilities, which are described in the Company’s Current Report on Form 8-K filed on September 28, 2023.

Trade Receivables Facility

On October 16, 2023, Cardtronics entered into a Receivables Purchase Agreement (the “Purchase Agreement”), by and among Cardtronics, as servicer, NCR Atleos Receivables LLC (the “U.S. SPE”), a newly-formed and wholly-owned special purpose entity, as seller, NCR Atleos Canada Receivables LP, a newly-formed special purpose entity (the “Canadian SPE”), as seller, Cardtronics Canada Holdings Inc., as servicer, PNC Bank, National Association (“PNC”), as administrative agent, and PNC, MUFG Bank, Ltd., Victory Receivables Corporation and the other purchasers from time to time party thereto (the “Purchasers”). In connection therewith, (i) Cardtronics and ATM National, LLC, as sellers (collectively, the “U.S. Originators”), entered into a Purchase and Sale Agreement with the U.S. SPE (the “U.S. Sale Agreement”) and (ii) Cardtronics Canada Holdings Inc., as seller (the “Canadian Originator”), entered into a Canadian Purchase and Sale Agreement (the “Canadian Sale Agreement,” and together with the U.S. Sale Agreement, the “Sale Agreements”).

The Purchase Agreement and the Sale Agreements establish a revolving trade receivables facility (the “Trade Receivables Facility”) that provides for up to $166 million in funding based on the availability of eligible receivables and other customary factors, and the satisfaction of certain conditions. The Trade Receivables Facility has an initial term of two years, unless earlier terminated in accordance with the terms thereof, and may be extended by agreement of the parties.

Under the Trade Receivables Facility (i) the U.S. Originators will sell or contribute their trade receivables to the U.S. SPE as those trade receivables are originated and (ii) the Canadian Originator will sell or contribute its trade receivables to the Canadian SPE as those trade receivables are originated. The U.S. SPE will in turn sell to PNC for the benefit of the Purchasers an undivided ownership interest in a portion of the trade receivables that it acquires under the U.S. Sale Agreement. Such portion of the trade receivables will be de-recognized from the Company’s consolidated balance sheet and treated as sales under ASC 860. Any remaining portion of trade receivables that are not sold by the U.S. SPE and all of the trade receivables acquired by the Canadian SPE pursuant to the Canadian Sale Agreement are pledged to the Purchasers to secure repayment of the trade receivables sold to the Purchasers and the performance of other obligations of the U.S. SPE and the Canadian SPE under the Purchase Agreement.

All of the assets of the U.S. SPE and the Canadian SPE are restricted collateral for the payment of their obligations under the Trade Receivables Facility. None of the assets or credit of the U.S. SPE or the Canadian SPE is available to satisfy the debts and obligations owed to the creditors of the U.S. Originators, the Canadian Originator or any of their affiliates, including the Company. The U.S. Originators, the Canadian Originator and each other originator that may participate in the Trade Receivables Facility is liable for its own customary representations, warranties, covenants and indemnities as originator and/or servicer of the trade receivables. The Company entered into a guaranty on customary terms pursuant to which it guarantees the performance of the origination and servicing obligations of its subsidiaries that participate in the Trade Receivables Facility. The Company will include the assets, liabilities and results of operations of the U.S. SPE and the Canadian SPE in its consolidated financial statements.

The investments made by the Purchasers in the trade receivables under the Purchase Agreement accrue yield at a fluctuating rate based on SOFR (or a successor benchmark determined in accordance with the terms of the Purchase Agreement) or commercial paper interest rates.

In addition, the U.S. SPE paid certain upfront closing fees to the administrative agent and the structuring agent for their services and will pay annual commitment and other customary fees to the Purchasers. The U.S. SPE may prepay any investment made by the Purchasers under the Purchase Agreement with two business days’ notice, and may also reduce the facility limit with 15 days’ prior notice.

The Trade Receivables Facility contains various customary affirmative and negative covenants and default and termination provisions, which provide for the acceleration of the investments made by the Purchasers under the Trade Receivables Facility in circumstances including, but not limited to, failure to pay yield on the capital of the Purchasers when due, the failure to return the capital of the Purchasers when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The Purchase Agreement, the U.S. Sale Agreement, the Canadian Sale Agreement and the performance guaranty are filed as exhibits 10.8, 10.9, 10.10 and 10.11 hereto, respectively, and are incorporated herein by reference, and the description of the T/R Facility contained herein is qualified in its entirety by the terms of these agreements.

General

Immediately prior to the consummation of the Spin-Off, the Company was a wholly-owned subsidiary of Voyix. Effective as of 5:00 p.m. local New York City time on October 16, 2023 (the “Distribution Date”), Voyix completed the Spin-Off through a pro rata distribution to holders of record of Voyix’s common stock, par value $0.01 per share (“Voyix Common Stock”), as of 5:00 p.m. local New York City time on October 2, 2023 (the “Record Date”), of one share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), for every two shares of Voyix Common Stock held by such Voyix common stockholders as of the Record Date (the “Distribution”). The Company is now an independent public company and Company Common Stock commenced trading “regular way” under the symbol “NATL” on the New York Stock Exchange (the “NYSE”) on October 17, 2023, which is the next trading day following the Distribution Date. Prior to the Distribution, Voyix changed its name from “NCR Corporation” to “NCR Voyix Corporation,” and Voyix Common Stock ceased trading under the ticker symbol “NCR” and commenced trading under its new symbol “VYX” on the NYSE on October 17, 2023, which is the next trading day following the Distribution Date. Voyix did not issue fractional shares of Company Common Stock in connection with the Distribution. Following the Spin-Off, Voyix does not beneficially own any shares of Company Common Stock and will no longer consolidate the Company within Voyix’s financial results.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under the heading “Indenture,” “Credit Agreement” and “Trade Receivables Facility” on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the section titled “Amended and Restated Bylaws” in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Election of Directors

On August 11, 2023, when the Company’s Registration Statement on Form 10 that was filed with the SEC on August 3, 2023 was declared effective by the SEC, the members of the Company’s Board of Directors (the “Company Board”) consisted of Vladimir Samoylenko, Yi Song and Andrew R. DuVall. On October 10, 2023, upon the effectiveness of the Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on October 6, 2023, the Company Board was expanded to four (4). Joseph E. Reece was elected as a director of the Company as of October 10, 2023.

Effective as of the consummation of the Spin-Off on October 16, 2023, each of Vladimir Samoylenko, Yi Song and Andrew R. DuVall resigned from his or her position as a director on the Company’s Board, including the committees of which he or she was a member. On October 16, 2023, effective upon the consummation of the Spin-Off, the Company Board was expanded to eight (8) directors and each of Odilon Almeida, Mary Ellen Baker, Mark W. Begor, Michelle Frymire, Frank A. Natoli, Jr., Timothy C. Oliver and Jeffry H. von Gillern was elected to serve as a director on the Company Board, along with Joseph E. Reece, until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified.

Effective as of the consummation of the Spin-Off, the following individuals are now serving on the Board of Directors of the Company in the positions noted below:

Name	Position
Joseph E. Reece	Director and Chair of the Board
Timothy C. Oliver	Director and Chief Executive Officer
Odilon Almeida	Director
Mary Ellen Baker	Director
Mark W. Begor	Director
Michelle Frymire	Director
Frank A. Natoli, Jr.	Director
Jeffry H. von Gillern	Director

Biographical information on each member of the Board of Directors can be found in the Information Statement under the section entitled “Management-Directors and Executive Officers Following the Spin-Off” which is incorporated into this Item 5.02 by reference.

Also, effective as of October 16, 2023 (unless otherwise noted below):

•

Mary Ellen Baker, Odilon Almeida and Jeffry H. von Gillern were appointed as members of the audit committee of the Company Board (the “Audit Committee”). Effective as of October 16, 2023, the Audit Committee consists of Mary Ellen Baker, Odilon Almeida and Jeffry H. von Gillern, with Mary Ellen Baker serving as the chair of the Audit Committee.

•

Mark W. Begor, Michelle Frymire and Frank A. Natoli, Jr. were appointed as members of the compensation and human resource committee of the Company Board (the “CHRC”). Effective as of October 16, 2023, the CHRC consists of Mark W. Begor, Michelle Frymire and Frank A. Natoli, Jr., with Mark W. Begor serving as the chair of the CHRC.

•

Michelle Frymire, Frank A. Natoli, Jr., Jeffry H. von Gillern and Odilon Almeida were appointed as members of the nominating and governance committee of the Company Board (“NGC”). Effective as of October 16, 2023, the NGC consists of Michelle Frymire, Frank A. Natoli, Jr., Jeffry H. von Gillern and Odilon Almeida, with Michelle Frymire serving as the chair of the NGC.

Each of the non-employee directors of the Company will receive compensation for their service as a director or committee member in accordance with plans and programs more fully described in the Information Statement under the heading “Director Compensation,” which is incorporated into this Item 5.02 by reference. Following the consummation of the Spin-Off, the Company’s director compensation program will be subject to the review and approval of, and amendment by, the Company Board or a committee thereof.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. Other than as described below, there are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Mary Ellen Baker was the Executive Vice President and Head of Business Services for Citizens Financial Group (“Citizens Bank”) from August 2016 to June 2022. Voyix and Atleos (when they were a combined company) from time to time entered into various transactions with Citizens Bank in the ordinary course of business. Citizens Bank paid Voyix and Atleos (when they were a combined company) approximately $20.1 million, $22.4 million and $25.6 million in the fiscal years ended December 31, 2022, 2021, and 2020, respectively, for hardware maintenance services, ATM software stack maintenance services and other professional services provided to Citizens Bank.

Odilon Almeida was the President, Chief Executive Officer, and a member of the Board of Directors at ACI Worldwide from March 2020 to November 2022. Voyix and Atleos (when they were a combined company) from time to time entered into various transactions with ACI Worldwide in the ordinary course of business. Voyix and Atleos (when they were a combined company) paid ACI Worldwide approximately $2.9 million, $1.7 million and $1.7 million in the fiscal years ended December 31 2022, 2021, and 2020, respectively, for Voyix’s and Atleos’s licensing of certain software from ACI Worldwide.

Appointment of Certain Executive Officers

Effective as of the consummation of the Spin-Off, the following individuals are now serving as executive officers of the Company in the positions noted below:

Name	Position
Timothy C. Oliver	President and Chief Executive Officer
Paul J. Campbell	Executive Vice President and Chief Financial Officer
Stuart Mackinnon	Executive Vice President and Chief Operating Officer
LaShawne Meriwether	Executive Vice President and Chief Human Resources Officer
Ricardo Nuñez	Executive Vice President, General Counsel and Secretary

Biographical information for each of Messrs. Oliver, Campbell and Mackinnon and Ms. Meriwether can be found in the Information Statement under the section entitled “Management-Directors and Executive Officers Following the Spin-Off” which is incorporated into this Item 5.02 by reference.

Prior to the Spin-Off, Mr. Oliver entered into an employment agreement with the Company, effective as of and conditional upon the closing of the Spin-Off, pursuant to which he will receive an annual base salary of $800,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 150% of his base salary. Beginning in 2024, Mr. Oliver will also be eligible to receive annual equity grants under the Company’s 2023 Stock Incentive Plan with a minimum grant date value equal to $5,500,000. In the event of a qualifying termination, Mr. Oliver will participate in the Company’s Executive Severance Plan with a separation benefit of one time his annual base salary and target bonus, and will participate in the Company’s Change in Control Severance Plan with a separation multiplier equal to two-hundred percent (provided that in the event of a qualifying termination during the two-year period following the Spin-Off, the separation multiplier will be three-hundred percent). Mr. Oliver’s employment agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Oliver. Mr. Oliver’s employment agreement with the Company replaces his previous employment agreement with Voyix that was in place prior to the Spin-Off.

The plans and programs in which the executive officers may participate at the Company are substantially similar to those plans and programs in which each such officer was eligible to participate in at Voyix prior to the Spin-Off, as described in the Information Statement under the heading “Compensation Discussion and Analysis,” which is incorporated into this Item 5.02 by reference. Messrs. Mackinnon and Antilley and Ms. Watson previously entered into Employment Agreements with Voyix, each of which has been assigned to the Company in connection with the Spin-Off, as described in the Employee Matters Agreement. These employment agreements are described in the Information Statement under the heading “Compensation Discussion and Analysis-Current Employment Agreements with Our Named Executive Officers” and are attached as Exhibits 10.14, 10.15 and 10.16, respectively, to the Form 10, each of which is incorporated into this Item 5.02 by reference.

Certain Compensatory Plans

As described in the Information Statement, certain compensatory plans in which the Company’s executive officers and directors will participate have been adopted by the Company in connection with the Spin-Off. The Company’s 2023 Stock Incentive Plan, Employee Stock Purchase Plan, Management Incentive Plan, Executive Severance Plan, Change in Control Severance Plan and Director Compensation Program are described in the Information Statement, and forms of such plans are attached as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, to the Form 10, each of which is incorporated into this Item 5.02 by reference.

There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

The Company’s bylaws were amended and restated (the “Amended and Restated Bylaws”), effective as of the Spin-Off. The Amended and Restated Bylaws revised the advance notice window for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of Section 7 of the Amended and Restated Bylaws from not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting to not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the prior year’s annual meeting. For purposes of the Amended and Restated Bylaws, the date of the 2023 annual meeting is treated as May 2, 2023.

The foregoing description of the Amended and Restated Bylaws is only a summary of the revisions made to the Amended and Restated Bylaws, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and a marked copy of which showing the amendments is filed as Exhibit 3.2 hereto, which is incorporated herein by reference.

As a result of the adoption of the Amended and Restated Bylaws, the dates by which stockholders must notify the Company in order to nominate a director for the 2024 annual meeting of stockholders have been adjusted. Under the Amended and Restated Bylaws, to be considered at the 2024 annual meeting of stockholders, a stockholder’s nomination of a director or the proposal of other business to be considered by the stockholders must generally be received by the Company’s corporate secretary between January 3, 2024 and February 2, 2024. Any such notice also must comply with the requirements set forth in the Amended and Restated Bylaws and applicable law, including the rules and regulations promulgated by the SEC.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Spin-Off, the Company Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). A copy of the Company’s Code of Conduct is available under the Investor Relations-Corporate Governance section of the Company’s website at www.NCRAtleos.com.

Item 8.01	Other Events.

Press Release

On October 16, 2023, the Company issued a press release (the “Company Press Release”) announcing, among other things, the completion of the Spin-Off. A copy of the Company Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Corporate Governance Guidelines and Standards for Director Independence

In connection with the Spin-Off, the Company Board adopted Corporate Governance Guidelines and Standards for Director Independence. Copies of the Company’s Corporate Governance Guidelines and Standards for Director Independence are available under the Investor Relations-Corporate Governance section of the Company’s website at www.NCRAtleos.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

3.1	Amended and Restated Bylaws of NCR Atleos Corporation, dated as of October 16, 2023

3.2	Redline of Amended and Restated Bylaws of NCR Atleos Corporation, dated as of October 16, 2023

10.1	Transition Services Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

10.2	Tax Matters Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

10.3	Employee Matters Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

10.4	Patent and Technology Cross-License Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

10.5	Trademark License and Use Agreement, dated as of October 16, 2023, by and between NCR Voyix Corporation and NCR Atleos Corporation #

10.6	Master Services Agreement, dated October 16, 2023, by and between NCR Voyix Corporation and Cardtronics USA, Inc. #

10.7	Manufacturing Services Agreement, dated October 16, 2023, by and between NCR Voyix Corporation and Terafina Software Solutions Private Limited and NCR Corporation India Private Limited. #

10.8	Receivables Purchase Agreement, dated as of October 16, 2023, by and among NCR Atleos Receivables LLC, as seller, NCR Atleos Canada Receivables LP, as guarantor, Cardtronics USA, Inc., as servicer, NCR Canada Corp., as servicer, PNC Bank, National Association, as administrative agent, and PNC Bank, National Association, MUFG Bank, Ltd., Victory Receivables Corporation and the other purchasers from time to time party thereto, as purchasers. #

10.9	Purchase and Sale Agreement, dated as of October 16, 2023, among NCR Atleos Receivables LLC, as buyer, and Cardtronics USA, Inc., ATM National, LLC and the other originators from time to time party thereto, as originators. #

10.10	Canadian Purchase and Sale Agreement, dated as of October 16, 2023, among NCR Atleos Canada Receivables LP, as buyer, and Cardtronics Canada Holdings Inc. and the other originators from time to time party thereto, as originators. #

10.11	Performance Guaranty, dated as of October 16, 2023, by NCR Atleos Corporation, as performance guarantor, in favor of PNC Bank, National Association, as administrative agent. #

99.1	Press Release of NCR Atleos Corporation, dated October 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#

Certain schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR ATLEOS CORPORATION

October 17, 2023

	By:	/s/ Timothy C. Oliver
	Name:	Timothy C. Oliver
	Title:	Chief Executive Officer